SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                          ---------------------------

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                          ---------------------------


Check the appropriate box:
|X|  Preliminary Information Statement    |_|  Confidential, for Use of the
                                               Commission Only
                                          (as permitted by Rule 14c-5(d)(2))

|_|  Definitive Information Statement

                        MOBILE REACH INTERNATIONAL, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                 -----------------------------------------------
                (Name of Person(s) Filing Information Statement,
                        if Other Than the Registrant(s))


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on the table below per Exchange Act Rules 14c05(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     (5)  Total fee paid:
     ---------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration No.:
     ---------------------------------------------------------------------------

     (3)  Filing Party:
     ---------------------------------------------------------------------------

     (4)  Date Filed:
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


                        MOBILE REACH INTERNATIONAL, INC.
                          2054 Kildaire Farm Road #353
                           Cary, North Carolina 27511


                                                                   June 27, 2005



Dear Stockholder:

     This Information Statement is being furnished to all of the holders of shares of common stock of Mobile Reach International, Inc. (the "Company," "we" or "us"). The purpose of this Information Statement is to notify the stockholders that the holders of a majority of the outstanding shares of common stock and preferred stock of the Company have taken action by written consent to approve the following actions:

     (1) An amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share ("Common Stock") from 50,000,000 to 500,000,000 (the "Authorized Shares Increase"); and

     (2) An amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's Common Stock at a specific ratio, ranging from one-for-sixty to one-for-eighty (the "Reverse Stock Split"), to be determined by the Board of Directors, in its sole discretion, until December 31, 2005.

     The Board of Directors of the Company believes that the Authorized Shares Increase and Reverse Stock Split are beneficial to the Company and its stockholders.

     You have the right to receive this notice if you were a stockholder of record of our Common Stock at the close of business on June 13, 2005. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding shares of Common Stock. We are not asking you for a proxy, and you are not requested to send us a proxy. The Authorized Shares Increase and Reverse Stock Split cannot take effect until 20 calendar days after this Information Statement is first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of the outstanding shares of common stock of the Company. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous written consent of our stockholders pursuant to
Section 228(e) of the Delaware General Corporation Law.



                                           Sincerely,


                                           Alan Christopher Johnson
                                           Chief Executive Officer

                        MOBILE REACH INTERNATIONAL, INC.
                          2054 Kildaire Farm Road #353
                           Cary, North Carolina 27511
                            Telephone: (919) 376-0231


                              INFORMATION STATEMENT
                               DATED JUNE 27, 2005

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

     This Information Statement is being mailed on or about June 27, 2005, to all holders of record of the shares of common stock, par value $0.0001 per share ("Common Stock"), of Mobile Reach International, Inc., a Delaware corporation (the "Company"), as of the close of business on June 13, 2005 (the "Record Date"), in connection with the adoption of (1) a Certificate of Amendment (the "Increase Amendment") to the Company's Certificate of Incorporation by the written consent of the holders of a majority of the outstanding shares of Common Stock, increasing the number of authorized shares of our Common Stock from 50,000,000 to 500,000,000, and (2) a Certificate of Amendment (the "Reverse Split Amendment" together with the Increase Amendment, the "Amendments") to the Company's Certificate of Incorporation by the written consent of the holders of a majority of the outstanding shares of Common Stock, effecting a reverse stock split of the Company's Common Stock at a specific ratio, ranging from one-for-sixty to one-for-eighty (the "Reverse Stock Split"), to be determined by the Board of Directors, in its sole discretion, until December 31, 2005. A copy of the form of the Increase Amendment is attached to this Information Statement as Exhibit A and a copy of the form of the Reverse Split Amendment is attached as Exhibit B.

     On May 23, 2005, the Company's Board of Directors unanimously declared the advisability of, and recommended that the stockholders adopt the Amendments. On June 13, 2005, the Amendments were adopted by the written consent of holders of a majority of the Company's outstanding shares of stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"). The Board of Directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company's outstanding shares of stock entitled to vote upon the Amendments in order to eliminate the costs and management time required to hold a special meeting of the stockholders and to implement the increase in the number of authorized shares and reverse stock split in a timely manner.

     The increase in the number of authorized shares and reverse stock split will become effective on the date the Amendments are filed with and accepted by the Delaware Secretary of State. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, promptly following the expiration of such 20-day period, we intend to file the Increase Amendment with the Delaware Secretary of State and the increase in the number of authorized shares will become effective on the date of such filing. Also following the expiration of the 20-day period, we intend to the Reverse Split Amendment with the Delaware Secretary of State upon the determination of the Board of Directors. The Board of Directors has the authority, without any further stockholder approval, to determine the specific ratio of the reverse stock split within the range already approved and to determine the exact timing of the reverse stock split, which may occur at any time on or prior to December 31, 2005.

     All necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under
Section 228 of the DGCL, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect. The Company is not seeking written consent from any of its other stockholders.

     The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials. No consideration has been or will be paid to any officer, director or employee of the Company in connection with the increase in number of authorized shares and reverse stock split or the preparation and dissemination of this Information Statement and the accompanying materials.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     As of the Record Date, the Company had 46,845,484 shares of Common Stock and no shares of Series A Preferred Stock, $0.001 par value per share ("Preferred Stock"), issued and outstanding, with each such share of Common Stock entitled to one vote with respect to the approval of the Amendments. The Common Stock constitute the Company's only outstanding securities eligible to vote on the approval and adoption of the Amendments. The holders of 23,577,550 shares of the issued and outstanding Common Stock, representing approximately 50.33% of the votes entitled to be cast with regard to the Amendments, approved the Amendments by written consent.

            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     General

     The Company's current Certificate of Incorporation provides for an authorized capitalization consisting of 10,000,000 shares of Preferred Stock, and 50,000,000 shares of Common Stock. As of June 13, 2005, there were 46,845,484 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The Board of Directors believes that the increase in authorized shares will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing.

     The Board of Directors believes that it is in the best interests of both the Company and its stockholders to effect the Increase Amendment. The Increase Amendment has been approved by the Board of Directors, the stockholders holding approximately 50.33% of the outstanding shares of our Common Stock as of the date of this Information Statement.

     Vote Required; Manner of Approval

     Amending the Certificate of Incorporation under the DGCL requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class. Section 242(a) of the DGCL permits a corporation to amend its certificate of incorporation from time to time.

     Section 228 of the DGCL provides in substance that, unless the Company's certificate of incorporation states otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than a minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

     In accordance with the DGCL and as stated above, an affirmative vote approving the Increase Amendment by holders holding at least a majority of the outstanding shares of the Company's Preferred Stock and Common Stock, [voting as a separate class], has been obtained. As a result, no further vote or proxy is required by the stockholders of the Company to approve the Increase Amendment of the Company.

     Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the amendment of the Certificate of Incorporation cannot take effect until 20 calendar days after this Information Statement is first mailed to the Company's Stockholders. Accordingly, the Increase Amendment will be filed with the Secretary of State of the State of Delaware promptly after July 18, 2005, 20 calendar days after the mailing of this Information Statement.

     EFFECTS OF INCREASE IN AUTHORIZED CAPITAL

     After the increase in the authorized number of shares of Common Stock, there will be 46,845,484 shares of our Common Stock issued and outstanding, leaving approximately 453,154,516 shares of our Common Stock available for future issuance. The par value of our Common Stock will remain $0.0001 per share. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Increase Amendment.

     The availability of additional authorized shares of Common Stock will enable the Company to satisfy its obligations to purchasers of its 8% convertible promissory notes (the "Notes"). As of June 13, 2005, the Company has issued $225,000 in principal amount of the Notes to various accredited investors (each an "Investor" and collectively the "Investors"). The Notes are convertible, at the Investor's option, into shares of the Company's Common Stock at a per share conversion price equal to the lesser of (i) $0.0077 (the "Closing Date Conversion Price"), or (ii) the average of the three lowest closing bid prices for the ten trading days preceding the conversion date. In connection with the issuance of the Notes, the Company issued to the Investors five-year common stock purchase warrants (the "Warrants") to purchase the number of shares of Common Stock which would be issued on the closing date assuming the conversion of all of the outstanding Notes on the closing date at the Closing Date Conversion Price. The exercise price of the Warrants is equal to the Closing Date Conversion Price. Therefore, the conversion of all of the Notes would require the Company to issue a minimum of 45,354,491 shares of Common Stock and the exercise of all the Warrants would require the Company to issue 45,354,491 shares of Common Stock.

     Additionally, the availability of the additional authorized shares of Common Stock will enable the Company to satisfy its obligations to certain old investors, vendors, service providers and other creditors (collectively, the "Stakeholders"). Over the past three months as part as an overall reorganization process, the Company has entered into a number of settlement and release agreements with the Stakeholders whereby the Company has agreed, in consideration of the release of all claims held by the Stakeholders, to issue 121,000,000 shares of Common Stock to the Stakeholders. One of the Stakeholders,
A. Christopher Johnson, also a member of the Board of Directors and the Company's Chief Executive Officer, will be issued 35,000,000 shares in consideration of his release of all claims relating to approximately $500,000 lent to the Company in the past.

     More generally, the increase in the authorized number of shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion.

These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

     Specifically, the Company is currently in negotiation to purchase all of the outstanding capital stock of Objective Spectrum, Inc. ("Objective Spectrum"), which is wholly owned by Mark J. Lloyd, a member of the Board of Directors and the Company's President and Chief Technology Officer, for between 20,000,000 to 40,000,000 shares of the Company's Common Stock pending further legal, financial and technical due diligence. Objective Spectrum owns licenses various products which provide an end-to-end toolset that allows the user of the products to draw complex software as a graphical model, then to execute the graphical model to verify that it works properly then to generate standard software source code.

     The increase in the authorized number of shares of our Common Stock could have an anti-takeover effect, although that is not the intention of the Company. If the Board of Directors desires to issue additional shares of our common stock in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board of Directors. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than might be generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to change the control of the Company, and the Increase Amendment is not being effectuated with the intent that it be used as a type of anti-takeover device.

     The issuance of any additional shares of Common Stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share, if any, of existing shares of Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

                             THE REVERSE STOCK SPLIT

     The Company, as authorized by the necessary actions of its Board of Directors and stockholders, has approved the effectuation of a reverse stock split of the Company's Common Stock at a specific ratio, ranging from a minimum ration of one-for-sixty to a maximum ratio of one-for-eighty, to be determined by the Board of Directors, in its sole discretion, at any time within a six (6) month period from the date of stockholder approval by written consent (the "Reverse Stock Split"). Any fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. As such, there will be no fractional shares following the Reverse Stock Split. The par value of the new Common Stock (the "New Common Stock") will remain as $0.0001 per share as before the Reverse Stock Split. The New Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders as of the Record Date will remain unchanged and unaffected by the Reverse Stock Split.

     The complete text of the form of the Reverse Split Amendment is set forth on Exhibit B to this Information Statement. The Reverse Split Amendment shall include the specific ratio of Reverse Split determined by the Board of Directors and any non-substantive changes as may be required by the Secretary of State of the State of Delaware. The Board of Directors has the authority, for the six month period following the date of stockholder approval by written consent, and without any further stockholder approval, to determine the specific ratio of the Reverse Stock Split within the range set forth above; provided, however, that the Board of Directors may effect only one reverse stock split of the Company's Common Stock in one specific ratio. To effectuate the Reverse Stock Split, pursuant to which each of the Company's presently outstanding shares of Common Stock would be exchanged for such lesser number of new shares of Common Stock at the specific ratio approved by the Board of Directors (the "Exchange Ratio"), the Company will set forth the Exchange Ratio in the attached Reverse Split Amendment and file the Reverse Split Amendment with the Secretary of State of the State of Delaware (the "Effective Date"). Following the Reverse Stock Split, all of the Company's securities convertible into or exercisable for Common Stock will be exercisable or convertible at a higher price for such lesser number of shares of Common Stock for or into which such security was previously exercisable or convertible as determined by the Exchange Ratio and such documents governing such security. The Board of Directors will also have the authority to determine the exact timing of the Reverse Stock Split, which may occur at any time on or prior to December 31, 2005, without further stockholder approval. The timing will be determined in the sole business judgment of the Board of Directors. See "Purposes of the Reverse Split" below.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to determine not to proceed with the Reverse Stock Split, if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, business, transactional and financing developments and the Company's actual and projected financial performance.

     The Board of Directors believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides the Company with the flexibility necessary to achieve the desired results of the Reverse Stock Split at a ratio that, at the time of a Reverse Stock Split, would be in the best interests of the Company and its stockholders at that time. If the Board of Directors determines to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the Exchange Ratio. If the Board of Directors does not implement the Reverse Stock Split within six months from the date of stockholder approval, the authority granted by the stockholders to the Board of Directors to implement the Reverse Stock Split will terminate.

                       PURPOSES OF THE REVERSE STOCK SPLIT

     The Board of Directors believes that the current per share price of the Company's Common Stock negatively impacts the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the Company's potential ability to raise capital by issuing new shares. The Board of Directors believes that the reasons summarized below largely account for such effects.

     Most brokerage firms do not permit lower-priced securities to be purchased on margin or used as collateral for margin accounts. Certain policies and practices of the securities industry, such as time-consuming procedures that make the handling of lower-priced securities economically unattractive, may tend to discourage individual brokers within those firms from dealing in lower-priced securities. Moreover, the brokerage commission on the purchase or sale of a lower-priced stock may represent a higher percentage of the price than the brokerage commission on a higher-priced stock. For the foregoing, among other reasons, many brokerage firms and institutional investors are reluctant to recommend lower-priced securities to their clients or to hold them in their own portfolios. For these reasons, the Board of Directors believes that the low per share price of the Company's Common Stock has the effect of limiting the effective marketability of the Common Stock and other negative consequences for the Company and its stockholders. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" (fewer than 100 shares) created by the Reverse Stock Split.

     On June 2, 2005, the closing sale price of the Company's Common Stock was $0.012 per share. By decreasing the number of shares of the Company's Common Stock outstanding without altering the aggregate economic interest in the Company represented by the shares, the Board of Directors believes that the market price of the Common Stock will increase over time to a more appropriate price; however, there can be no assurance that this will occur. The new Common Stock will continue to be traded on the Over-the-Counter Bulletin Board.

     The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding and the resulting increased price level as a consequence of the Reverse Stock Split will encourage greater interest in the Company by the financial community and investing public. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR; THAT THE INCREASE IN THE MARKET PRICE OF THE COMPANY'S COMMON STOCK IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT WILL BE SUSTAINED; OR THAT THE MARKET PRICE WILL EVER RISE TO A PRICE APPROXIMATING SIXTY TO EIGHTY TIMES THE MARKET PRICE PRIOR TO THE REVERSE STOCK SPLIT.

                  PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

     The Reverse Stock Split will decrease the outstanding shares of Common Stock by a certain percentage dependent on the Exchange Ratio. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, except for negligible amounts resulting from the rounding up of fractional shares. The Board of Directors does not expect the number of shares of New Common Stock to be issued in connection with rounding up such fractional shares to be material.

     The par value of the Common Stock will remain at $0.0001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total stockholders' equity.

     Stockholders should note that certain disadvantages may result from the Reverse Stock Split. The number of outstanding shares of Common Stock will be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock will not be so decreased. The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

     The increase in the authorized shares of Common Stock available for issuance, as described above, could also have an anti-takeover effect. Issuance of additional shares of Common Stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed, and thus limiting the opportunity for the stockholders to realize a higher price for their shares than that generally available in the public markets. The Board of Directors is unaware of any attempt, whether potential or actual, to takeover the Company, and the Amendment is not intended as any type of anti-takeover measure. The Board of Directors has no current plans to issue additional shares of Common Stock.

     The Reverse Stock Split will increase the number of stockholders who own odd-lots of fewer than 100 shares of Common Stock. Stockholders who hold odd-lots may experience increased costs of selling their shares and may have greater difficulty in making sales.



     All outstanding options and warrants entitling the holders thereof to purchase shares of the Company's Common Stock will enable such holders to purchase, upon exercise of their options or warrants, a fraction of the number of shares of the Company's Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split. The per-share exercise price of such options and warrants will be higher than the per-share exercise price specified before the Reverse
Stock Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Stock Split as would have been required if such holder had exercised prior to the Reverse Stock Split.

     The following table represents the shares of the Company's Common Stock immediately prior to and immediately after the Reverse Stock Split:

                                                   Approximate Shares of       Approximate Shares of
                                                 Common Stock Outstanding    Common Stock Outstanding
                                                   Before Reverse Stock         After Reverse Stock
          Ratio of Reverse Stock Split                     Split                       Split
          ----------------------------           ------------------------    -------------------------
          None                                          46,845,484                  46,845,484
          1:60                                          46,845,484                    780,758
          1:70                                          46,845,484                    669,221
          1:80                                          46,845,484                    585,569

     If a stockholder owns 100,000 shares of common stock prior to the Reverse
Stock Split, after the Reverse Stock Split that same stockholder would own 1,666 shares in the case of a Reverse Stock Split in the ratio of 1:60, 1,428 shares in the case of a Reverse Stock Split in the ratio of 1:70, 1,250 shares in the case of a Reverse Stock Split in the ratio of 1:80.

                    STOCK CERTIFICATES AND FRACTIONAL SHARES

     The Reverse Stock Split will occur on the close of business on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of outstanding Common Stock are actually surrendered by each holder thereof for certificates representing the number of shares of the New
Common Stock that the stockholder is entitled to receive as a consequence of the Reverse Stock Split. After the Effective Date, each certificate representing shares of outstanding Common Stock will be deemed to represent a number of shares of New Common Stock equal to the Exchange Ratio of the number of shares stated on the certificate. Certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to Interwest Transfer Company Inc., 1981 East Murray Holladay Road,
Suite 100, Salt Lake City, Utah 84117, Attention: Shareholder Relations (the
"Transfer Agent"), telephone number: (801) 272-9294. No fractional shares of New
Common Stock will be issued. If the conversion shall result in a fraction of a share, then the Company will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction.

                                NUMBER OF HOLDERS

     As of June 13, 2005, there were approximately 750 holders of record of outstanding Common Stock. The Company does not anticipate that the Reverse Stock
Split will cause the number of holders of record or beneficial owners of Common
Stock to change significantly. There are currently no dividends in arrears due to the holders of the Company's Common Stock.

                                      -7-

                    NO CHANGE IN COMPANY'S STATUS OR BUSINESS

     The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Stock Split. The Company's business, and the location of its principal executive offices, will remain the same after the Reverse Stock Split.

                         EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable following the Effective Date, the Company will provide a transmittal form that each stockholder of record on the Effective Date should use to transmit certificates representing shares of outstanding Common Stock ("Old Certificates") to the Transfer Agent for exchange or transfer. The transmittal form contains instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered its Old Certificates together with a properly completed and executed transmittal form to the Transfer Agent.

     Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a stockholder's Old Certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Stock Split. Until surrendered to the Transfer Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Transfer Agent until after receiving instructions from the transfer agent following the Effective Date. Old Certificates surrendered after the Effective Date will be replaced by certificates representing shares of New Common Stock as soon as practicable after such surrender. Stockholders whose shares are held in brokerage accounts or in a street name need not submit old certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. No service charge will be payable by holders of shares of outstanding Common Stock in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.

     Old Certificates that contain a restrictive legend will be exchanged for new certificates representing New Common Stock with the same restrictive legend. As applicable, the time period during which a stockholder has held the outstanding Common Stock will be included in the time period during which such stockholder actually holds the New Common Stock received in exchange for such outstanding Common Stock for the purposes of determining the term of the restrictive period applicable to the New Common Stock.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The outstanding Common Stock discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the outstanding Common Stock was, and the New Common Stock will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

     No gain or loss should be recognized by a stockholder upon such stockholder's exchange of outstanding Common Stock for New Common Stock pursuant to the Reverse Stock Split. The aggregate tax basis of the New Common Stock received in the Reverse Stock Split (including any fraction of a New Common Stock deemed to have been received) will be the same as the stockholder's aggregate tax basis in the outstanding Common Stock exchanged therefore. The stockholder's holding period for the New Common Stock will include the period during which the stockholder held the outstanding Common Stock surrendered in the Reverse Stock Split.

     The Company's view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

                               DISSENTER'S RIGHTS

     Stockholders have no right under DGCL or the Company's Certificate of Incorporation, as amended, or bylaws, as amended, to exercise dissenters' rights of appraisal with respect to the Reverse Stock Split.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock by each person (including any "group" as that term is used in Section 13(a)(3) of the Exchange Act of 1934) known to the Company to beneficially own 5% or more of the outstanding Common Stock, each of the Company's directors and nominees, each of the Company's executive officers and each of the Company's directors and executive officers as a group. The calculation of the percentage of the Company's Common Stock beneficially owned as of June 6, 2005 is based on 46,845,484 shares of Common Stock issued and outstanding as of that date.

     In accordance with the rules promulgated by the Securities and Exchange Commission (the "Commission"), the ownership includes shares currently owned as well as shares that the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power of the shares beneficially owned by that person.



         Name and Address of                      Amount and Nature of
          Beneficial Owner                          Beneficial Owner                  Percent of Class
-------------------------------------             --------------------                ----------------
A. Christopher Johnson                                 9,719,410                           20.74%

Mark J. Lloyd                                          2,438,525                            5.21%

Richard Rosenblum                                      1,530,161 (1)                        3.27%

David Stefansky                                        1,610,161 (2)                        3.44%

Directors and officers as a group
(4 persons)                                           15,298,257                           32.66%
------------------------------------------------------------------------------------------------------

(1) Includes 64,711 shares of Common Stock issuable upon exercise of warrants issued to Mr. Rosenblum. Also includes 1,000,000 shares of Common Stock held by Harborview Capital Management, LLC ("Harborview") of which Mr.
     Rosenblum is a principal; and 405,469 shares of Common Stock issuable upon exercise of various convertible debentures and warrants issued to Redwood
     Capital Partners, Inc of which Mr. Rosenblum is a principal ("Redwood").
     Mr. Rosenblum disclaims beneficial ownership for shares or rights to acquire shares held Harborview and Redwood.


(2) Includes 64,711 shares of Common Stock issuable upon exercise of warrants issued to Mr. Stefansky; and 80,000 shares of Common Stock held by Mr.
     Stefansky's wife. Also includes 1,000,000 shares of Common Stock held by Harborview of which Mr. Stefansky is a principal; and 405,469 shares of Common Stock issuable upon exercise of various convertible debentures and warrants issued to Redwood of which Mr. Stefansky is a principal. Mr.
     Stefansky disclaims beneficial ownership for shares or rights to acquire shares held Harborview and Redwood.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, officer, or associate of any director or officer, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendments.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission's Public Reference
Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Copies of this Information Statement, our most recent annual report filed with the Commission on Form 10-KSB and our most recent proxy statement filed with the Commission are available to stockholders at no charge upon written or oral request directed as follows:

                        MOBILE REACH INTERNATIONAL, INC.
                          2054 Kildaire Farm Road #353
                           Cary, North Carolina 27511
                            Telephone: (919) 376-0231

                                      -10-

          INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND
                              EXCHANGE COMMISSION

     The following documents and other materials, which have been filed by the Company with the Commission, are incorporated into and specifically made a part of this Information Statement by this reference:

o The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2004; and

o The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended October 31, 2004 and January 31, 2005.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Alan Christopher Johnson
                                           Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                               INCREASE AMENDMENT


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        MOBILE REACH INTERNATIONAL, INC.
                            (Pursuant to section 242)

The undersigned, being the Chief Executive Officer of Mobile Reach International, Inc., does hereby certify the following:

1.   The name of the Corporation is Mobile Reach International, Inc.

2. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 23, 2003.

3. The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred and ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $0.0001 per share (the "COMMON STOCK") and ten million (10,000,000) shares shall be preferred stock, par value $0.0001 per share (the "PREFERRED STOCK"). All of the shares of Common Stock shall be of one class."

     IN WITNESS WHEREOF, this certificate of Amendment has been signed this ____ day of ___________ 2005.

                                            /s/  A. Christopher Johnson
                                            -----------------------------------
                                           Name: A. Christopher Johnson
                                          Title: Chief Executive Officer

                                    EXHIBIT B
                                    ---------

                             REVERSE SPLIT AMENDMENT

Every ______** outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

* Prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board is authorized to abandon such amendment if it determines that it is not in the best interest of the Company and its stockholders.

** By approving this amendment, stockholders will approve the effectuation of the reverse stock split in all possible combinations between 1:60 to 1:80. The certificate of amendment to be filed with the Delaware Secretary of State will include only that ratio determined by the Board to be in the best interest of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio.

                                      A-2